UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2024

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Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-14027	04-3145961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Wiggins Avenue

Bedford, Massachusetts 01730

(Address of Principal Executive Offices) (Zip Code)

(781) 457-9000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2024, Anika Therapeutics, Inc. (the “Company”) announced that Stephen Griffin would be joining the Company as its Executive Vice President, Chief Financial Officer and Treasurer, effective June 3, 2024 (the “Effective Date”), replacing Michael Levitz, who tendered his resignation on May 2, 2024 and who will provide transitional services and continue in an advisory role as an employee of the Company with an anticipated end date of December 31, 2024. Effective as of the Effective Date, Mr. Griffin will serve as the Company’s principal financial officer.

In connection with Mr. Griffin’s appointment as Executive Vice President, Chief Financial Officer and Treasurer, the Company and Mr. Griffin entered into an offer letter, dated May 2, 2024 (the “Offer Letter”), which provides that Mr. Griffin will receive an initial annual base salary of $500,000, and a target annual performance bonus of up to 60% of Mr. Griffin’s annual base salary. Mr. Griffin will also be granted equity awards with an aggregate value of $2,000,000 as of the date of grant, split evenly between restricted stock units and premium priced time-vesting non-qualified stock options, under the Company’s 2021 Inducement Plan, on Mr. Griffin’s date of commencement of employment with the Company (“Grant Date”). These awards shall vest in three equal annual installments beginning one year from the Grant Date, subject to Mr. Griffin’s continued employment with the Company through the applicable vesting date. Mr. Griffin will also be eligible to participate in all customary employee benefit plans or programs generally available to the Company’s full-time employees and executive officers. The Company and Mr. Griffin also entered into an Executive Retention Agreement, effective on the Effective Date (the “Executive Retention Agreement”), which provides for certain severance protections in the event of Mr. Griffin’s involuntary or constructive termination, including in connection with a change in control of the Company.

There are no arrangements or understandings with any other person pursuant to which Mr. Griffin was appointed as the Company’s Executive Vice President, Chief Financial Officer and Treasurer and there are no family relationships between Mr. Griffin and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Griffin and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with the departure of Mr. Levitz from his positions as Executive Vice President, Chief Financial Officer and Treasurer, the Company and Mr. Levitz entered into a Transitional Services and Separation Agreement, dated May 2, 2024 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Levitz will continue to be employed by the Company and receive his current salary through December 31, 2024 or the earlier termination of Mr. Levitz’s employment as provided in the Separation Agreement. The Separation Agreement also provides that Mr. Levitz will receive a one-time payment of $100,000. Mr. Levitz continues to be bound by the terms and conditions of the confidentiality and proprietary rights agreement executed in connection with his employment with the Company. Additionally, in consideration of the separation pay and benefits provided by the Separation Agreement, Mr. Levitz has provided the Company, its affiliates and related parties with a general release of claims.

The foregoing descriptions of the Offer Letter, Executive Retention Agreement and Separation Agreement are qualified in their entirety by reference to the Offer Letter, Executive Retention Agreement and Separation Agreement, which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Information about Mr. Griffin’s business experience can be found in the press release detailing Mr. Griffin’s appointment as Executive Vice President, Chief Financial Officer and Treasurer issued by the Company on May 8, 2024, attached as Exhibit 99.1 hereto, which biographical information contained in paragraph six thereof is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer letter dated as of May 2, 2024 between Anika Therapeutics, Inc. and Stephen Griffin
10.2	Executive Retention Agreement effective as of June 3, 2024 between Anika Therapeutics, Inc. and Stephen Griffin
10.4	Transitional Services and Separation Agreement dated as of May 2, 2024 between Anika Therapeutics, Inc. and Michael Levitz
99.1	Press release dated May 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: May 8, 2024	By:	/s/ Cheryl R. Blanchard
Cheryl R. Blanchard
President and Chief Executive Officer